Exhibit 32.2
Certification of the Chief Financial Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)
I, James R. Gordon, the Executive Vice President and Principal Financial Officer of The South Financial Group, Inc. (“TSFG”) certify that to the best of my knowledge, based upon a review of the annual report on Form 10-K for the period ended December 31, 2007 of TSFG (the “Report”):
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of TSFG.

/s/ James R. Gordon
James R. Gordon Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer) The South Financial Group, Inc. February 28, 2008
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The South Financial Group, Inc. and will be retained by The South Financial Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.